Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Equity Trust

We consent to the use of our report dated July 28, 2008 for ING Index Plus LargeCap Equity Fund VIII (formerly, ING Principal Protection Fund VIII), a series of ING Equity Trust, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

December 18, 2008